ARTHUR ANDERSEN

                            Arthur Andersen & Co. SC


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 19, 1995, on the financial statements of The Alger Defined Contribution Trust for the period ended October 31, 1995 and to all references to our Firm included in or made a part of the registration statement of The Alger Defined Contribution Trust, filed on Form N-1A (Amendment No. 6),
Investment Company Act File No. 811-7986 with the Securities and Exchange Commission.

                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

New York, New York
February 22, 1996